Exhibit 99.1

Pacific Green Further Expands Its Environmental Technologies Portfolio By Acquisition

Into Concentrated Solar Power, Desalination and Waste to Energy

DOVER, DE / December 23, 2019 / Pacific Green Technologies Inc. (PGTK or the “Company”) (OTCQB: PGTK), owner of the industry leading ENVI-Marine™ and ENVI-Clean™ Exhaust Gas Scrubbing Systems, today announced the acquistion of 100% of Shanghai Engin Digital Technology Co. Ltd, a company incorporated and registered in China (“ENGIN”).

ENGIN is a development, design and engineering company focused primarily on Concentrated Solar Power (“CSP”), Salt Water Desalination and Waste to Energy technologies. ENGIN has developed, designed and engineered three utility scale CSP operating reference plants in China and has a Desalination reference plant in Indonesia:

●	Dunhuang 100MW Molten Salt Tower CSP Plant;
●	CGN Delingha 50MW Parabolic Trough CSP Plant; and
●	Dunhuang 10MW Molten Salt Tower CSP Plant.

In 2008 CSP accounted for just 0.5GW of world electricity generation rising to 5.5GW in 2018.

Transactions

The Company has acquired ENGIN through two separate transactions (the “Transactions”). The Transactions will be funded by the Company’s own internal financial resources. Over the next six months, ENGIN’s staff will be integrated into the Company’s existing nearby offices in Shanghai.

Pacific Green Technologies Inc. (“PGTK”) has acquired 75% of the registered share capital of ENGIN, a company incorporated and registered in China (“ENGIN”), for maximum consideration of RMB 76,000,000. The vendor of the 75% interest is Beijing Shouhang IHW Resources Saving Technology Company Ltd. (“Shouhang”), a company listed on the Shenzhen Stock Exchange in China.

PGTK and Shouhang agreed and signed the transaction on December 20, 2019 (the “Shouhang Agreement”). Consideration is payable as follows:

●	RMB 41,000,000 payable on signing;
●	RMB 15,000,000 payable on or before 20 March 2020;
●	RMB 20,000,000 payable on successful completion of certain Performance Tests.

Contemporaneously, PGTK has acquired 25% of the registered share capital of ENGIN from Mr Liu Tao and Ms Liang Qi (the “Vendors”) in a separate transaction for maximum consideration of RMB 2,000,000 and the issue of 125,000 new shares in the capital stock of PGTK. PGTK and the Vendors agreed and signed this transaction on December 20, 2019. Consideration is payable as follows:

●	the issue of 125,000 new shares in the capital stock of PGTK to the Vendors;
●	RMB 2,000,000 payable on successful completion of certain Performance Tests.

International Strategic Alliance Agreement

As part of the Shouhang Agreement, the parties have agreed an intent to enter an International Strategic Alliance Agreement between PGTK, Shouhang and PowerChina for the development of CSP plants whereby PGTK and ENGIN provide the Intellectual Property, the technical know-how, design and engineering, Shouhang provides manufacturing of the solar field and molten salt tank services and PowerChina provides the EPC role both in China and international markets.

Scott Poulter, Pacific Green Technologies’ CEO said, “We are very pleased to have acquired ENGIN and to incorporate new advanced technologies, intellectual property and engineering know-how into our successful business model. ENGIN has been at the core of developing CSP technologies in China and will be at the core of this exciting new part of our business. We also look forward to building a strong relationship with Shouhang as both a strategic partner and client.

We have achieved great success in the growth of our Marine Division and alongside that growth we intend to expand our land-based initiatives. Our strategic goal is to become the number one company in environmental technologies. ”

About Pacific Green Technologies, Inc.

In support of the world’s need for cleaner and more sustainable energy, Pacific Green Technologies has developed a portfolio of patented, emission control technologies that remove pollutants from marine engine, power plant and waste incinerator exhaust streams to meet increasingly stringent environmental standards. Pacific Green solutions utilize its patented “Turbo Head Technology™” which enables a more thorough mixing of exhaust gases and a chosen reagent solution that delivers more effective contaminant removal in a system that is both smaller and more efficient to build and operate.

Pacific Green formed a strategic joint venture with PowerChina SPEM, a unit of China's largest engineering, procurement, and construction firm, to support the manufacture, design, and installation of its solutions on a global scale, while also serving as an in-country sales agent for commercial opportunities in mainland China.

For more information: www.pacificgreentechnologies.com

About Shouhang (https://www.sh-ihw.es/about-us)

Beijing Shouhang IHW Resources Saving Technology Company Ltd was established in 2001 with headquarters in Beijing. It has branch companies in Europe (Spain), Hong Kong, Shanghai, Tianjin, Xinjiang, Gansu and Xiamen and count with a workforce of more than 1,500 employees. Shouhang is a listed company of A-share in Shenzhen Stock Exchanges Center (Stock Code: 002665). The Company’s core competencies include R&D, engineering, manufacturing, EPC and project investment for several high-tech industries, such as concentrated solar power (CSP), power plants, air cooling systems, waste heat power generation, desalination systems and industrial waste water zero emission systems.

About PowerChina (http://en.powerchina.cn/)

Approved by the State Council, Power Construction Corporation of China (POWERCHINA) is a wholly State-owned company founded on Sept 29, 2011 on the basis of 14 provincial, municipal, and district electric power survey and design, engineering, and equipment manufacturing enterprises formerly affiliated to Sinohydro Group Ltd, HydroChina Corporation, State Grid Corporation of China, and China Southern Power Grid Co Ltd.

POWERCHINA is a large comprehensive construction group that offers solutions to the entire chain of the global energy and power, water resource and environment, infrastructure, and real estate industries. Its main businesses cover energy and power, water conservancy, railways and subways, roads, airports, buildings, water environmental governance, city infrastructure, large civic engineering and construction, as well as investment, planning, and design, project contracting, equipment manufacturing, and operation of projects. It highlights a core competence in hydro power projects and industry chain integration. Authorized by relevant national ministries and commissions, POWERCHINA also works in the national planning and review of hydropower, wind power, solar power, and other clean energy and new energy sources.

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that Pacific Green’s emission control system has significant potential to be a market leader in China.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic conditions, and the continuation of the JV with POWERCHINA SPEM resulting in definitive agreements. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman and CEO

Pacific Green Technologies Inc.

T: +1 (302) 601 4659

Chris Eddy or David Collins

Catalyst IR

T: +1 (212) 924 9800 or pgtk@catalyst-ir.com

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